Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 09-2006                                              March 27, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION ANNOUNCES RESULTS FROM PRELIMINARY EXPLORATION PROGRAMS AT THE PIRANHAS PROPERTY IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL.

Balcatta,  WA,  Australia,  -  March 27, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce results from preliminary exploration programs at the Piranhas property in the Tapajos Gold Province, State of Para, Brazil.

The medium to high-grade rock chip results confirms the potential for a large gold resource at the Piranhas property.

Significant  rock  chip  results  from  the  Piranhas  property  include:

37.9  g/t  Gold  with  32  g/t  Silver
9.44  g/t  Gold
5.34  g/t  Gold  with  27  g/t  Silver
5.84  g/t  Gold  with  6  g/t  Silver
5.25  g/t  Gold  with  6  g/t  Silver
3.27  g/t  Gold  with  12  g/t  Silver

The Piranhas property area is located approximately 50km North West of the Company's highly prospective Sao Domingos property and approximately 30 km north of the Sao Joao property. The prime targets for the Piranhas property are located on and around the intersection of regional NW and NNW faults within the Parauari Intrusive Suite and this area has been the focus of large-scale alluvial workings. The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province.

Aurora Gold conducted a rock chip program over an area currently being excavated for free gold in alluvial systems and weathered granitic overburden via water canon and sluice. The sample results, listed above, demonstrate that the quartz vein systems are highly mineralised and can be traced across the river valley for at least 200m.


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Aurora  Gold  is  confident  the  quartz  vein  systems  are part of a much more extensive mineralised system and is currently planning to continue mapping and sampling. The Company is also planning to conduct an airborne geophysics program over the Piranhas property and the Company's other properties in the southern Tapajos as part of it's exploration strategy to locate further mineralised vein systems and to drill test their depth extensions in the near future.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:           (+61) 8 9240-2836
Mobile:          (+61) 411-148-209
Address:         30 Ledger Road, Balcatta, WA, 6021 Australia
Website:         www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.


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Many  of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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